                                                                     Exhibit 4.1

                         CELLSTAR CORPORATION, as Issuer

                                       and

                        The Bank of New York, as Trustee


                              ____________________




                                    INDENTURE

                         Dated as of [_______ __, 2002]


                              ____________________



                                $[_______________]

                          12% Senior Subordinated Notes
                                    Due 2007

                                TABLE OF CONTENTS

                                                                       Page No.
                                                                       --------
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE ................         1

  Section 1.01 Definitions ......................... ................         1
               -----------
  Section 1.02 Incorporation by Reference of TIA ....................        12
               ---------------------------------
  Section 1.03 Rules of Construction ................................        12
               ---------------------

ARTICLE II THE NOTES ................................................        13

  Section 2.01 Form and Dating ......................................        13
               ---------------
  Section 2.02 Execution and Authentication .........................        13
               ----------------------------
  Section 2.03 Registrar and Paying Agent ...........................        14
               --------------------------
  Section 2.04 Paying Agent To Hold Assets in Trust .................        15
               ------------------------------------
  Section 2.05 Securityholder Lists .................................        15
               --------------------
  Section 2.06 Transfer and Exchange ................................        15
               ---------------------
  Section 2.07 Replacement Notes ....................................        16
               -----------------
  Section 2.08 Outstanding Notes ....................................        16
               -----------------
  Section 2.09 Treasury Notes .......................................        17
               --------------
  Section 2.10 Temporary Notes ......................................        17
               ---------------
  Section 2.11 Cancellation .........................................        17
               ------------
  Section 2.12 Defaulted Interest ...................................        18
               ------------------
  Section 2.13 Deposit of Monies ....................................        18
               -----------------
  Section 2.14 CUSIP Number .........................................        18
               ------------
  Section 2.15 Book Entry Provisions for Global Note ................        18
               -------------------------------------

ARTICLE III REDEMPTION OF NOTES .....................................        19

  Section 3.01 Redemption Price .....................................        19
               ----------------
  Section 3.02 Notice of Redemption; Selection of Notes .............        19
               ----------------------------------------
  Section 3.03 Payment of Notes Called for Redemption ...............        20
               --------------------------------------
  Section 3.04 Purchase of Notes Upon A Change of Control ...........        21
               ------------------------------------------

ARTICLE IV COVENANTS ................................................        22

  Section 4.01 Payment of Notes .....................................        22
               ----------------
  Section 4.02 Maintenance of Office or Agency ......................        23
               -------------------------------
  Section 4.03 Corporate Existence ..................................        23
               -------------------
  Section 4.04 Payment of Taxes and Other Claims ....................        23
               ---------------------------------
  Section 4.05 Maintenance of Properties and Insurance ..............        24
               ---------------------------------------
  Section 4.06 Compliance Certificates; Notice of Default ...........        24
               ------------------------------------------
  Section 4.07 Compliance with Laws .................................        25
               --------------------
  Section 4.08 SEC Reports and Other Information ....................        25
               ---------------------------------
  Section 4.09 Limitation on Additional Indebtedness ................        26
               -------------------------------------
  Section 4.10 Limitation on Investments, Loans and Advances ........        27
               ---------------------------------------------
  Section 4.11 Limitation on Restricted Payments ....................        27
               ---------------------------------
  Section 4.12 Limitation on Liens ..................................        28
               -------------------

   Section 4.13   Limitation on Sale-Leaseback Transactions......................................................  29
                  -----------------------------------------
   Section 4.14   Limitation on Liquidations, Dissolutions, Mergers and Consolidation............................  29
                  -------------------------------------------------------------------
   Section 4.15   Disposition of Proceeds of Asset Sales.........................................................  30
                  --------------------------------------
   Section 4.16   Limitation on Transactions with Affiliates.....................................................  30
                  ------------------------------------------

ARTICLE V SUCCESSOR CORPORATION..................................................................................  31

   Section 5.01   Consolidation, Merger, Conveyance, Transfer or Lease...........................................  31
                  ----------------------------------------------------
   Section 5.02   Successor Entity Substituted...................................................................  32
                  ----------------------------

ARTICLE VI DEFAULT AND REMEDIES..................................................................................  32

   Section 6.01   Events of Default..............................................................................  32
                  -----------------
   Section 6.02   Acceleration...................................................................................  33
                  ------------
   Section 6.03   Other Remedies.................................................................................  34
                  --------------
   Section 6.04   Waiver of Past Defaults........................................................................  34
                  -----------------------
   Section 6.05   Control by Required Holders....................................................................  34
                  ---------------------------
   Section 6.06   Limitation on Suits............................................................................  34
                  -------------------
   Section 6.07   Rights of Holders To Receive Payment...........................................................  35
                  ------------------------------------
   Section 6.08   Collection Suit by Trustee.....................................................................  35
                  --------------------------
   Section 6.09   Trustee May File Proofs of Claim...............................................................  35
                  --------------------------------
   Section 6.10   Priorities.....................................................................................  35
                  ----------
   Section 6.11   Undertaking for Costs..........................................................................  36
                  ---------------------
   Section 6.12   Rights and Remedies Cumulative.................................................................  36
                  ------------------------------
   Section 6.13   Delay or Omission Not Waiver...................................................................  36
                  ----------------------------

ARTICLE VII TRUSTEE..............................................................................................  36

   Section 7.01   Duties of Trustee..............................................................................  36
                  -----------------
   Section 7.02   Rights of Trustee..............................................................................  37
                  -----------------
   Section 7.03   Individual Rights of Trustee...................................................................  38
                  ----------------------------
   Section 7.04   Trustee's Disclaimer...........................................................................  38
                  --------------------
   Section 7.05   Notice of Default..............................................................................  39
                  -----------------
   Section 7.06   Reports by Trustee to Holders..................................................................  39
                  -----------------------------
   Section 7.07   Compensation and Indemnity.....................................................................  39
                  --------------------------
   Section 7.08   Replacement of Trustee.........................................................................  40
                  ----------------------
   Section 7.09   Successor Trustee by Merger, Etc...............................................................  41
                  --------------------------------
   Section 7.10   Eligibility; Disqualification..................................................................  41
                  -----------------------------
   Section 7.11   Preferential Collection of Claims Against Company..............................................  41
                  -------------------------------------------------

ARTICLE VIII DISCHARGE OF INDENTURE; DEFEASANCE..................................................................  41

   Section 8.01   Discharge of Indenture.........................................................................  41
                  ----------------------
   Section 8.02   Legal Defeasance And Covenant Defeasance.......................................................  42
                  ----------------------------------------
   Section 8.03   Application of Trust Money.....................................................................  45
                  --------------------------
   Section 8.04   Repayment to the Company.......................................................................  45
                  ------------------------
   Section 8.05   Reinstatement..................................................................................  45
                  -------------
   Section 8.06   Acknowledgment of Discharge by Trustee.........................................................  46
                  --------------------------------------

ARTICLE IX AMENDMENTS, SUPPLEMENTS AND WAIVERS...................................................................  46

   Section 9.01      Without Consent of Holders..................................................................   46
                     --------------------------
   Section 9.02      With Consent of Holders.....................................................................   47
                     -----------------------
   Section 9.03      Compliance with TIA.........................................................................   48
                     -------------------
   Section 9.04      Revocation and Effect of Consents...........................................................   48
                     ---------------------------------
   Section 9.05      Notation on or Exchange of Notes............................................................   48
                     --------------------------------
   Section 9.06      Trustee To Sign Amendments, Etc.............................................................   49
                     -------------------------------

ARTICLE X SUBORDINATION..........................................................................................   49

   Section 10.01     Notes Subordinated to Senior Indebtedness...................................................   49
                     -----------------------------------------
   Section 10.02     Suspension of Payment on Notes in Certain Events............................................   50
                     ------------------------------------------------
   Section 10.03     Notes Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation
                     ------------------------------------------------------------------------------------------
   or Reorganization of Company..................................................................................   51
   ----------------------------
   Section 10.04     Holders to be Subrogated to Rights of Holders of Senior Indebtedness........................   52
                     --------------------------------------------------------------------
   Section 10.05     Obligations of the Company Unconditional....................................................   52
                     ----------------------------------------
   Section 10.06     Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.....................   53
                     -----------------------------------------------------------------------
   Section 10.07     Application by Trustee of Assets Deposited with It..........................................   53
                     --------------------------------------------------
   Section 10.08     No Waiver of Subordination Provisions.......................................................   54
                     -------------------------------------
   Section 10.09     Holders Authorize Trustee to Effectuate Subordination of Notes..............................   54
                     --------------------------------------------------------------
   Section 10.10     Right of Trustee to Hold Senior Indebtedness................................................   54
                     --------------------------------------------
   Section 10.11     This Article X Not To Prevent Events of Default.............................................   55
                     -----------------------------------------------
   Section 10.12     No Fiduciary Duty of Trustee to Holders of Senior Indebtedness..............................   55
                     --------------------------------------------------------------
   Section 10.13     Relationship to Senior Subordinated Notes...................................................   55
                     -----------------------------------------

ARTICLE XI MISCELLANEOUS.........................................................................................   55

   Section 11.01     TIA Controls................................................................................   55
                     ------------
   Section 11.02     Notices.....................................................................................   56
                     -------
   Section 11.03     Communications by Holders with Other Holders................................................   57
                     --------------------------------------------
   Section 11.04     Certificate and Opinion as to Conditions Precedent..........................................   57
                     --------------------------------------------------
   Section 11.05     Statements Required in Certificate or Opinion...............................................   57
                     ---------------------------------------------
   Section 11.06     Rules by Trustee, Paying Agent, Registrar...................................................   57
                     -----------------------------------------
   Section 11.07     Legal Holidays..............................................................................   58
                     --------------
   Section 11.08     Governing Law...............................................................................   58
                     -------------
   Section 11.09     No Adverse Interpretation of Other Agreements...............................................   58
                     ---------------------------------------------
   Section 11.10     No Recourse Against Others..................................................................   58
                     --------------------------
   Section 11.11     Successors..................................................................................   59
                     ----------
   Section 11.12     Counterparts................................................................................   59
                     ------------
   Section 11.13     Severability................................................................................   59
                     ------------
   Section 11.14     Table of Contents, Headings. Etc............................................................   59
                     --------------------------------

                              CROSS REFERENCE TABLE

     Reconciliation and tie between the Trust Indenture Act of 1939 and this Indenture, dated [_________].

TIA Section                                                    Indenture Section

Section 310 (a)(1) .........................................................7.10
            (a)(2) .........................................................7.10
            (a)(3) ...............................................Not Applicable
            (a)(4) ...............................................Not Applicable
            (a)(5) .........................................................7.10
            (b) ............................................................7.10
            (c) ..................................................Not Applicable
Section 311 (a) ............................................................7.11
            (b) ............................................................7.11
            (c) ..................................................Not Applicable
Section 312 (a) ............................................................2.05
            (b) ...........................................................11.03
            (c) ...........................................................11.03
Section 313 (a) ............................................................7.06
            (b) ............................................................7.06
            (c) ............................................................7.06
            (d) ............................................................7.06
Section 314 (a) ............................................................4.08
            (c)(1) ..........................2.02, 5.01, 8.01, 8.02, 8.06, 11.04
            (c)(2) ......................................5.01, 8.01, 8.02, 11.04
            (c)(3) .........................................................8.02
            (d) ..................................................Not Applicable
            (e) ...........................................................11.05
            (f) ..................................................Not Applicable
Section 315 (a) ............................................................7.01
            (b) ............................................................7.05
            (c) ............................................................7.01
            (d) ............................................................7.01
            (e) ............................................................6.11
Section 316 (a)(last sentence) .............................................2.09
            (a)(1)(A) ......................................................6.05
            (a)(1)(B) ......................................................6.04
            (a)(2) ...............................................Not Applicable
            (b) ............................................................9.04
Section 3.17(a)(1) .........................................................6.08
            (a)(2) .........................................................6.09
            (b) ............................................................2.04
Section 3.18(a) ...........................................................11.01

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

     INDENTURE, dated as of _________ __, 2002, between CellStar Corporation, a Delaware corporation (the "Company"), and The Bank of New York, a __________, as trustee (the "Trustee").

     Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders (as defined below) of the Company's 12% Senior Subordinated Notes due 2007:

                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.01 Definitions.
                  -----------

     "Acquired Indebtedness" means with respect to any person, Indebtedness of
      ---------------------
another person existing at the time such other Person becomes a Subsidiary of such person or is merged with or into such person or a Subsidiary of such Person, and not incurred in connection with, or in anticipation of, such other person becoming a Subsidiary of such Person or the merger with or into such other Person.

     "Affiliate" means any specified Person or any other Person, directly or
      ---------
indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

     "Affiliate Transaction" means the conduct of business or any transactions
      ---------------------
or series of transactions by the Company or any of its Subsidiaries with or for the benefit of any of their respective Affiliates

     "Agent" means any Registrar, Paying Agent or co-Registrar.
      -----

     "Agent Members" has the meaning provided in Section 2.15.
      -------------

     "Asset Sale" means any direct or indirect disposition to a Person other
      ----------
than the Company or any of its Subsidiaries of any property or asset of the Company or any of its Subsidiaries, other than inventory in the ordinary course of business and other than such isolated transactions which do not exceed Five Million Dollars ($5,000,000) individually. For the purposes of this definition, the term "Asset Sale" shall not include sales of receivables not a part of a sale of the business from which they arose or any disposition of properties and assets of the Company or any of its Subsidiaries that is governed under and complies with Section 4.14 or any sale of the Company's capital stock

     "Attributable Debt" means leasehold and other obligations incurred in
      -----------------
connection with Sale-Leaseback Transactions.

     "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal,
      --------------
state or foreign law for the relief of debtors.

     "Blockage Period" has the meaning provided in Section 10.02 hereof.
      ---------------

     "Board of Directors" means, with respect to any Person, the board of
      ------------------
directors or other applicable governing body of such Person or any committee of the board of directors or of such other governing body of such Person duly authorized, with respect to any particular matter, to exercise the power of the board of directors or other applicable governing body of such Person.

     "Board Resolution" means, with respect to any Person, a copy of a
      ----------------
 resolution certified by the Secretary or an Assistant Secretary of such Person, to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Book-Entry Note" means a Note represented by a Global Note and registered
      ---------------
in the name of the nominee of the Depository.

     "Business Day" means any day that is not a Legal Holiday.
      ------------

     "Capital Lease" means all leases which have been or should be capitalized
      -------------
in accordance with GAAP as in effect from time to time, including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

     "Capitalized Lease Obligation" means any obligation to pay rent or other
      ----------------------------
amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a Capital Lease and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means at any time (a) any evidence of Indebtedness with
      ----------------
a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (b) certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than Five Hundred Million Dollars ($500,000,000); (c) commercial paper issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and having one of the two highest ratings from Standard & Poor's Corporation or Moody's Investors Service, Inc.; (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided,
                                                                 --------
however, that the terms of such agreements comply with the guidelines set forth
-------
in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency; (e) money market funds investing principally in the types of securities described in clauses (a), (b) or (c) above; (f) investments in eurodollars placed through any financial institution having combined capital surplus and undivided profits of not less than $100,000,000; and (g) "overnight investments" or similar short-term obligations issued by any commercial bank located in the U.S. in those areas where the Company or its Subsidiaries conduct their business whose deposits are insured by the Federal Deposit Insurance Corporation.

     "Change of Control" means an event or series of events in which (a) all or
      -----------------
substantially all of the Company's assets are sold, leased, exchanged or otherwise transferred to any Person or group of Persons acting in concert, other than any Affiliates of the Company or a trustee or other fiduciary holding securities under any of the Company's employee benefit plans and acting in such capacity, (b) the Company is merged or consolidated with or into another corporation with the effect that the equity holders of the Company immediately prior to such merger of consolidation hold less than fifty percent (50%) of the combined voting power of the then outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors, (c) a majority of the Board of Directors shall be replaced, over a two-year period, from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a majority of the members of the Board of Directors as constituted at the beginning of such period (including any new directors whose appointment, nomination or election to the Board of Directors was approved by a majority of the directors who were directors or whose appointment, nomination or election was previously so approved and, (d) a Person or group of Persons acting in concert, other than any Subsidiary of the Company or a trustee or other fiduciary holding securities under any of the Company's employee benefit plans and acting in such capacity, shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the, directly or indirectly, beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the Company's securities representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors; provided, that the conversion of any of the Company's Subordinated Convertible Note due 2002 shall not result in a Change of Control.

     "Change of Control Offer" has the meaning provided in Section 3.04.
      -----------------------

     "Change of Control Purchase Date" has the meaning provided in Section 3.04.
      -------------------------------

     "Change of Control Purchase Price" has the meaning provided for in Section
      --------------------------------
3.04.

     "Company" means the party named as such in this Indenture until a successor
      -------
replaces it pursuant to the terms and conditions of this Indenture and thereafter means such successor.

     "Company Order" means a written order or request signed in the name of the
      --------------
Company by its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Consolidated Net Income" means, for any period, the aggregate of the
      -----------------------
Company's and its Subsidiaries net income or loss for such period, on a consolidated basis, determined in accordance with GAAP consistently applied, provided, that (a) the net income of any Person in which the Company or any of its Subsidiaries have a joint interest with a third party (which interest does not cause the net income of such Person to be consolidated into the net income of the Company in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Company or such Subsidiary,
(b) the net income of any of the Company's Subsidiaries that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation,
(c) any net non-cash gain (but not loss) resulting from an Asset Sale by the Company or any of its Subsidiaries other than in the ordinary course of business shall be excluded and (d) extraordinary gains and losses (and any related tax effects) and any one-time increase or decrease to net income which is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person at any date, the
      ----------------------
consolidated equity represented by the shares of such Person's capital stock (other than Disqualified Stock) at such date, as determined on a consolidated basis in accordance with GAAP.

     "Credit Agreement" means the Loan and Security Agreement, dated as of
      ----------------
September 28, 2001, entered into among the Company, certain of its subsidiaries and Foothill, as agent, and the lenders party thereto, providing for working capital and other financing, as the same may at any time be amended, amended and restated, supplemented or otherwise modified, including any refinancing, refunding, replacement or extension thereof which provides for working capital and other financing, whether by the same or any other lender or group of lenders.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator
      ---------
or similar official under any Bankruptcy Law.

     "Default" means any event that is, or after notice or the passage of time
      -------
or both would be, an Event of Default.

     "Default Amount" shall have the meaning set forth in Section 6.02 hereof.
      --------------

     "Default Notice" has the meaning provided in Section 10.02 hereof.
      --------------

     "Depository" means, with respect to the Notes issuable or issued in one or
      ----------------
more Book-Entry Notes, the Person specified in Section 2.02 as the Depository with respect to the Notes until the successor shall have been appointed and becomes such pursuant to the applicable provisions of this Indenture, and, thereafter, "Depository" shall mean or include such successor.
             ----------

     "Designated Senior Indebtedness" means Senior Indebtedness under or in
      ------------------------------
respect of the Company's revolving credit facility as the same and related documents have been or may be amended, modified, renewed, extended, supplemented or restated from time to time, in whole or in part (and without limitation as to amount, terms, conditions, covenants and other provisions) and any agreements hereafter entered into in renewal, extension, supplement, restatement, replacement or other modification thereof, whether the Company is a borrower or guarantor thereunder and whether with any agent, lender or group of lenders.

     "Disqualified Stock" means any of the Company's capital stock that is
      ------------------
required to be redeemed in whole or in part or has a sinking fund payment due or, at the option of the holder of such capital stock, is required to be repurchased in whole or in part on or prior to the maturity of the Notes.

     "EBITDA" means, for a period ending at the close of any fiscal quarter, the
      ------
sum of (a) Consolidated Net Income for such period, plus (b) to the extent deducted in determining Consolidated Net Income, the sum of all expenses of the Company and its Subsidiaries, on a consolidated basis, in accordance with GAAP for such period in respect of (i) depreciation, (ii) amortization, including, without limitation, amortization of capitalized debt issuance costs, (iii) consolidated interest expense, (iv) U.S. federal, state and foreign income taxes and (v) any other non-cash charges (including inventory write-downs and losses from disposals of business operations) to the extent deducted from Consolidated Net Income except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period. Notwithstanding the foregoing, the provision for taxes based on the income and profits of, and the depreciation, amortization and other non-cash charges of any of the Company's Subsidiaries shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating the Consolidated Net Income and only if a corresponding amount could, at the date of determination, be paid as a dividend by such Subsidiary to the Company.

     "EBITDA Coverage Ratio" means the ratio of (a) EBITDA for the four fiscal
      ---------------------
quarters immediately preceding the determination date, to (b) consolidated cash interest expense calculated in accordance with GAAP (including interest with respect to capitalized lease obligations but excluding interest with respect to Indebtedness of any of the Company's Subsidiaries that is subject to any restriction or limitation on the payment of dividends), capitalized interest and cash dividends paid on Disqualified Stock calculated on a pro forma basis for such four fiscal quarters.

     "Event of Default" has the meaning provided in Section 6.01.
      ----------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and
      ------------
the rules and regulations promulgated by the SEC thereunder.

     "Foothill" means Foothill Capital Corporation.
      --------

     "GAAP" means generally accepted accounting principles in the United States
      ----
of America as in effect as of the date hereof and as such principles may be amended from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination.

     "Global Note" means a Note evidencing all or a part of the Notes to be
      -----------
issued as Book-Entry Notes, issued to the Depository in accordance with Section 2.02.

     "Holder" means the person in whose name a Note is registered on the
      ------
Registrar's books.

     "Indebtedness" means, with respect to any person, without duplication, (a)
      ------------

any liability, contingent or otherwise, of such Person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the Property of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments or representing the deferred and unpaid balance of any part of the purchase price of Property or other assets or for the cost of Property or other assets constructed or of improvements thereto (including any obligation under or in connection with any letter of credit related thereto), (iii) under or in connection with any letter of credit issued for the account of such Person, and all drafts drawn, reimbursement obligations or demands for payment thereunder, or (d) for the payment of money relating to any Capitalized Lease Obligations; (b) any liability of others of the kind described in the preceding clause (a) which the Person has guaranteed or which is otherwise its legal liability; (c) any liability, contingent or otherwise, secured by any Lien in respect of Property of such Person, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability, provided, that, solely in the case of any
                               --------
Indebtedness of the type described in this clause (c), recourse for the payment of which is limited to such Property, the amount of such Indebtedness shall be deemed to be the lesser of the fair market value of such Property or the amount of the obligation so secured; and (iv) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b) and (c). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of such Person in respect of any such contingent obligations at such date.

         "Indenture" means this Indenture, as amended or supplemented from time
          ---------
to time in accordance with the terms hereof.

         "Interest Payment Date" means the stated maturity of an installment of
          ---------------------
interest on the Notes.

         "Investment" means any cash contributions, advances or loans to or
          ----------
investments in or purchases of capital stock or other securities of any Person.

         "Issue Date" means the date of first issuance of the Notes under this
          ----------
Indenture.

         "Legal Holiday" means, with respect to a particular place of payment, a
          -------------
Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are authorized or obligated by law, executive order or governmental decree to be closed.

         "Lien" means any mortgage, lien, pledge, charge, security interest,
          ----
encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest). For purposes hereof, a Person shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

         "Material Subsidiary" means, with respect to any person, any Subsidiary
          -------------------
of such person which would be a "significant subsidiary" pursuant to Article 1-02 of Regulation S-X of the Exchange Act.

         "Maturity Date" means _____________, 2007.
          -------------

         "Net Asset Sale Proceeds" means, with respect to any Asset Sale, the
          -----------------------
proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents (except to the extent that such obligations with respect to Indebtedness are financed or sold with recourse to the Company or any of its Subsidiaries) net of (a) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale; (b) provisions for all taxes payable as a result of such Asset Sale; (c) payments made to retire Indebtedness secured by the assets subject to such Asset Sale to the extent required pursuant to their terms of such Indebtedness; and (d) appropriate amounts to be provided by the Company or any of its Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any of its Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

         "Net Proceeds" means (a) in the case of any sale of capital stock by
          ------------
the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of the Company's outstanding securities of any kind for or into shares of the Company's capital stock which is not Disqualified Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders).

         "Notes" means, the Company's 12% Senior Subordinated Notes due 2007, as
          -----
amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to the terms and conditions of this Indenture.

         "Officer" means, with respect to any Person, the Chairman of the Board,
          -------
the Chief Executive Officer, the President, any Vice President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary or the Assistant Secretary of such Person.

         "Officers' Certificate" means, with respect to any Person, a
          ---------------------
certificate signed by two Officers (one of whom shall be the Chief Financial Officer) or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 11.04 and 11.05.

         "Opinion of Counsel" means a written opinion from Haynes and Boone,
          ------------------
LLP, or in the event Haynes and Boone, LLP is no longer in existence, legal counsel who is acceptable to the Trustee complying with the requirements of Sections 11.04 and 11.05. Unless otherwise required by the TIA, the legal counsel may be an employee of or counsel to the Company.

         "Paying Agent" has the meaning provided in Section 2.03.
          ------------

         "Permitted Liens" shall mean: (a) any lien existing as of and disclosed
          ---------------
on the Issue Date; (b) any lien on the Company's assets securing Indebtedness under the Credit Agreement; (c) liens securing other Senior Indebtedness; (d) any lien arising by reason of (i) any judgment, decree or order of any court, so long as such lien is being contested in good faith and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (ii) taxes not yet delinquent or which are being contested in good faith; (iii) security for payment of workers' compensation or other insurance; (iv) security for the performance of tenders, contracts (other than contracts for the payment of money) or leases;
(v) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds or to secure permitted contracts for the purchase or sale of any currency entered into in the ordinary course of business; (vi) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; and (vii) security for surety or appeal bonds; (e) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; (f) leases and subleases of real property which do not interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries, and which are made on customary and usual terms applicable to similar properties; (g) liens with respect to any Acquired Indebtedness, provided such liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries (other than the property or assets so acquired); (h) liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a lien permitted under this Indenture and is permitted to be refinanced under this Indenture, provided that such liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced; (i) liens securing capitalized lease obligations, purchase money mortgages or pledges or other purchase money liens upon any property acquired by the Company or any of its Subsidiaries after the issuance of the Notes which are acquired or held by such entity in the ordinary course of business and are securing solely the purchase price or lease rental of such property or are Indebtedness incurred solely for the purpose of financing the acquisition or lease of such property (but only to the extent the Indebtedness secured by such liens shall otherwise be permitted under the covenants set forth herein); (j) any interest or title of a lessor or sublessor, or any lien in favor of a landlord, arising under any real or personal property lease under which the Company or any of its Subsidiaries are a lessee, sublessee or subtenant (other than any interest or title and or any lien securing any capitalized lease obligation); and (xi) other liens securing Indebtedness if the Indebtedness secured by the lien, plus all other Indebtedness secured by liens (excluding Indebtedness secured by liens permitted by (a) through (c) above) at the time of determination does not exceed $20,000,000. Attributable Debt in connection with Sale-Leaseback Transactions must be included in the determination and treated as Indebtedness secured by a lien not otherwise permitted by clauses (a) through (h) above.

         "Permitted Subsidiary Transaction" means a transaction between the
          --------------------------------
Company and a Subsidiary of the Company or among Subsidiaries of the Company, each such Subsidiary in either case not being encumbered or restricted as to its ability to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Company or any of its Subsidiaries, (b) make loans or advances to the Company or any of its Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Subsidiaries.

         "Person" means any individual, corporation, partnership, joint venture,
          ------
association, joint-stock company, trust, unincorporated organization or any other entity or organization including a government or political subdivision or any agency or instrumentality thereof.

         "Physical Notes" has the meaning set forth in Section 2.02.
          --------------

         "Principal" of any Indebtedness (including the Notes) means the
          ---------
principal of such Indebtedness plus the premium, if any, on such Indebtedness.

         "Property" or "property" means any assets or property of any kind or
          --------      --------
nature whatsoever, real, personal or mixed (including fixtures), whether tangible or intangible.

         "Record Date" means the Record Dates specified in the Notes; provided
          -----------                                                 --------
that if any such date is a Legal Holiday, the Record Date shall be the first day immediately preceding such specified day that is not a Legal Holiday.

         "Redemption Date" when used with respect to any Note to be redeemed,
          ---------------
means the date fixed for such redemption pursuant to this Indenture and the Notes.

         "Redemption Price" has the meaning provided in Section 3.01 hereof.
          ----------------

         "Registrar" has the meaning provided in Section 2.03.
          ---------

         "Representative" means the trustee, agent or representative in respect
          --------------
of any Senior Indebtedness and shall mean (i) with respect to Indebtedness under the Credit Agreement Foothill in such capacity, until such time as it is no longer the representative pursuant to the terms of the Credit Agreement and (ii) with respect to all other Senior Indebtedness, the representative for such Senior Indebtedness; provided, however, that if, and for so long as, any Senior
                     --------  -------
Indebtedness lacks such a representative, then the Representative for such Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Senior Indebtedness in respect of any Senior Indebtedness.

         "Required Filing Dates" has the meaning provided in Section 4.08
          ---------------------
hereof.

         "Required Holders" means Holders holding at least a majority of the
          ----------------
aggregate principal amount of the outstanding Notes.

         "Restricted Payment" means (a) the declaration or payment of any
          ------------------
dividend or any other distribution on the Company's capital stock or of any of its Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of the Company's capital stock or of any of its Subsidiaries (other than (i) dividends or distributions payable solely in capital stock (other than Disqualified Stock) or in options, warrants or other rights to purchase capital stock (other than Disqualified Stock), and (ii) in the case of the Company's Subsidiaries, dividends or distributions payable to the Company or to any of its Subsidiaries); (b) the purchase, redemption or other acquisition or retirement for value of any of the Company's capital stock or of any of its Subsidiaries, (c) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes (other than Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); and (d) the making of any Investment other than an Investment permitted under clauses (a) through (f) of
Section 4.10.

         "Sale-Leaseback Transaction" means any direct or indirect arrangement
          --------------------------
with any person providing for the leasing to the Company or any of its Subsidiaries of any real or tangible personal property (except for leases between or among the Company and any of its Subsidiaries), which property or similar property has been or is to be sold or transferred by the Company or such Subsidiary to such person in contemplation of such leasing.

         "SEC" means the Securities and Exchange Commission.
          ---

         "Securities Act" means the Securities Act of 1933, as amended, and the
          --------------
rules and regulations of the SEC promulgated thereunder.

         "Senior Debt Other Default" has the meaning provided in Section 10.02
          -------------------------
hereof.

         "Senior Debt Payment Default" has the meaning provided in Section 10.02
          ---------------------------
hereof.

         "Senior Indebtedness" means, at any date, the Principal of and interest
          -------------------
(including any interest accruing subsequent to the filing of a petition in bankruptcy at a rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on all Indebtness arising under the Credit Agreement and any other Indebtedness of the Company, whether outstanding on the Issue Date or thereafter incurred, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) Indebtedness evidenced by the Notes, (b) any Indebtedness which is subordinated or junior in right of payment to any other Indebtedness of the Company, (c) to the extent it might constitute Indebtedness, any amount owing for goods, materials or services purchased in the ordinary course of business or constituting a trade payable, (d) any Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliates' Subsidiaries, (e) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code or other applicable bankruptcy law, is without recourse to the Company, (f) Indebtedness that is represented by Disqualified Stock, (g) Indebtedness of or amounts owed by the Company for compensation to employees or for services rendered to the Company, (h) any liability for federal, state, local or other taxes owed or owing by the Company, (i) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture, (j) Indebtedness that is pari passu with the Notes and (k) Indebtedness evidenced by the Company's 5% Subordinated Convertible Notes due 2002.

         "Subsidiary" means with respect to any Person (a) a corporation a
          ----------
majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (b) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, individually or with another Person, at the date of determination thereof, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. SS
          ---
77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture.

         "Trustee" means the party named as such in this Indenture until a
          -------
successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "Trust Officer" means any officer of the Trustee assigned by the
          -------------
Trustee to administer its corporate trust matters.

         "U.S. Government Obligations" means direct non-callable obligations of,
          ---------------------------
or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

         "U.S. Legal Tender" means such coin or currency of the United States of
          -----------------
America as at the time of payment shall be legal tender for the payment of public and private debts.

         "voting power" means, with respect to any Person, the power under
          ------------
ordinary circumstances, pursuant to the ownership of shares of any class or classes of capital stock, to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

         Wholly-Owned Subsidiary" means with respect to any Person any
         -----------------------
Subsidiary of such person, one hundred percent (100%) of the capital stock of which (other than shares of capital stock representing any director's qualifying shares or investments by foreign nationals mandated by applicable law) is owned by such Person, by a Wholly-Owned Subsidiary of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person

Section 1.02  Incorporation by Reference of TIA.
              ---------------------------------

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.
          ----------

         "indenture securities" means the Notes.
          --------------------

         "indenture security holder" means a Holder.
          -------------------------

         "indenture to be qualified" means this Indenture.
          -------------------------

         "indenture trustee" or "institutional trustee" means the Trustee.
          -----------------      ---------------------

         "obligor" on the indenture securities means the Company or any other
          -------
obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.03  Rules of Construction.
              ---------------------

         Unless the context otherwise requires:

         (a)  a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (c) "or" is not exclusive;

     (d) words in the singular include the plural, and words in the plural include the singular;

     (e) provisions apply to successive events and transactions;

     (f) the words "include" and "including" shall be deemed to mean "include, without limitation," and "including, without limitation";

     (g) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (h) references to Sections or Articles means references to such Section or
Article in this Indenture, unless stated otherwise;
and

     (i) references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II
                                    THE NOTES

Section 2.01  Form and Dating.
              ---------------

     (a) The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form of Exhibit A hereto. The Notes may
                                              ---------
have notations, legends or endorsements required by law, stock exchange rules, usage or agreement to which the Company is subject, including the legends set forth in Exhibit A hereto. The Company and the Trustee shall approve the form of
         ---------
the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication, shall bear interest from the Issue Date and shall be payable on the Interest Payment Dates and the Maturity Date.

     (b) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Section 2.02  Execution and Authentication.
              ----------------------------

     (a) One Officer shall sign (who shall have been duly authorized by all requisite corporate actions) the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid. A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     (b) The Trustee shall authenticate Notes for original issue up to an aggregate principal amount of Sixty Million One Hundred Forty-Two Thousand Dollars ($60,142,000) upon a written order of the Company in the form of an Officers' Certificate to a Trust Officer directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Notes in substitution of Notes issued on the Issue Date to reflect any name change of the Company. The aggregate principal amount of Notes outstanding at any time may not exceed Sixty Million One Hundred Forty-Two Thousand Dollars ($60,142,000) except as provided in Section 2.07 hereof.

     (c) The Principal and interest on Book-Entry Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Book-Entry Notes represented thereby. The Principal of and interest on Notes in certificated form ("Physical Notes") shall be payable
                                             --------------
at the office of the Paying Agent.

     (d) The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

     (e) The Notes shall be issuable only in registered form without coupons in denominations of One Thousand Dollars ($1,000) and any integral multiples thereof.

     (f) If the Notes are to be issued in the form of one or more Global Notes, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Notes that (i) shall represent and shall be in minimum denominations of One Thousand Dollars ($1,000), (ii) shall be registered in the name of the Depository for such Global Note or Notes or the nominee of such Depository and (iii) shall be delivered to the Trustee as custodian for such Depository or pursuant to such Depository's instructions.

     (g) The Company initially appoints The Depository Trust Company to act as Depository with respect to the Book-Entry Notes.

Section 2.03  Registrar and Paying Agent
              --------------------------

     (a) The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (i) Notes may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (ii) Notes may
                                                   ---------
be presented or surrendered for payment (the "Paying Agent"), and (iii) notices
                                              ------------
and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in
              --------  -------
any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. Neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Company
          ------------
initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices or demands in connection with the Notes and this Indenture until such time as the Trustee has resigned or a successor has been appointed. Notes, notices and demands may be delivered to the Trustee at The Bank of New York.

     (b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

Section 2.04   Paying Agent To Hold Assets in Trust
               ------------------------------------

     The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of Principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Trustee may at any time during the continuance of any Default by the Company in making any such payment, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.05   Security Holder Lists.
               ---------------------

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA (S)312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee five (5) days before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee, and the Company shall otherwise comply with TIA (S)312(a).

Section 2.06  Transfer and Exchange.
              ---------------------

     (a) When Notes in certificated form are presented to the Registrar or a co-Registrar with a request from the Holder thereof to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar, as the case may be, shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes
                                           --------  -------
surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, or co-Registrar, as the case may be, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute by manual or facsimile signature and issue, and the Trustee shall authenticate new Notes evidencing such transfer or exchange at the Registrar's or co-Registrar's request, as the case may be. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.07, 2.10, 3.02, 3.04, 4.16 or 9.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Note being redeemed in part.

     (b) Notwithstanding any other provision of this Section 2.06, a Global Note representing a Book-Entry Note may not be transferred in whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor depository or a nominee of such successor depository.

     (c) Notwithstanding the foregoing, no Global Note shall be registered for transfer or exchange, or authenticated and delivered, whether pursuant to this
Section 2.06, Section 2.07, 2.10 or 3.02 or otherwise, in the name of a person other than the Depository for such Global Note or its nominee until (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by the Company within thirty (30) days, (ii) the Company executes and delivers to the Trustee a Company Order that all such Global Notes shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default.

     (d) Except as provided above, any Note authenticated and delivered upon registration of transfer or, or in exchange for, or in lieu of, any Global Note, whether pursuant to this Section 2.06, Section 2.07, 2.10 or 3.02 or otherwise, shall also be a Global Note.

Section 2.07  Replacement Notes.
              -----------------

     If a mutilated Note is surrendered to the Trustee or the Registrar or if the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the

Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge such Holder for their respective reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note shall constitute an additional obligation of the Company and shall be entitled to all benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08   Outstanding Notes.
               -----------------

          (a) Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

          (b) If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

          (c)  If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          (d) If on the Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender sufficient to pay all of the Principal and interest due on the Notes payable on that date and is not prohibited from paying such Principal and interest due on such date, then on and after such date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.09   Treasury Notes.
               --------------

          In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, the Notes owned by the Company or an Affiliate of the Company shall be disregarded as though they were not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be disregarded.

Section 2.10   Temporary Notes.
               ---------------

          Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate, upon receipt of a written order of the Company pursuant to Section 2.02, definitive Notes in exchange for temporary Notes. Until such exchange, Holders of temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.11   Cancellation.
               ------------

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary), and no one else, shall cancel and, pursuant to a Company Order, shall dispose of all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and certification of their destruction (subject to the record retention requirements of the Exchange Act) shall be delivered to the Company unless, by a Company order, the Company shall direct that canceled Notes be returned to it. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

Section 2.12   Defaulted Interest.
               ------------------

     If the Company defaults in a payment of interest on the Notes, it shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be a Business Day at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in
Section 4.01 hereof. The Company shall fix or cause to be fixed such special record date and payment date in a manner reasonably satisfactory to the Trustee. At least fifteen (15) days before the subsequent special record date, the Company shall mail or cause to be mailed to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. The Company may also pay defaulted interest in any other lawful manner.

Section 2.13   Deposit of Monies.
               -----------------

     On or before 10:00 a.m. on each Interest Payment Date and the Maturity Date, as the case may be, the Company shall deposit or cause to be deposited with the Paying Agent, in immediately available funds, U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be, in a timely manner that permits the Trustee to remit payment to the Holders on such Interest Payment Date or the Maturity Date, as the case may be.

Section 2.14   CUSIP Number.
               ------------

     The Company in issuing the Notes may use one or more CUSIP numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to

Holders; provided, that any such notice may state that no representation is made
         --------
as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

Section 2.15   Book Entry Provisions for Global Note.
               -------------------------------------

     (a) Members of, or participants in, the Depository ("Agent Members") shall
                                                          -------------
have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (b) Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes and a successor depositary is not appointed by the Company within ninety (90) days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph
(b) of this Section 2.15, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Notes in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

     (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Note of authorized denominations.

     (e) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                                  ARTICLE III
                               REDEMPTION OF NOTES

Section 3.01   Redemption Price.
               ----------------

     At any time, the Notes may be redeemed at the Company's option, upon notice as set forth in Section 3.02, in whole at any time or in part from time to time, at a redemption price in an amount equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest thereon to the Redemption Date.

Section 3.02   Notice of Redemption; Selection of Notes.
               ----------------------------------------

     (a) In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.01, it shall fix a date for redemption and, in the case of any redemption pursuant to Section 3.01, it or, at its request accompanied by the proposed form of notice of redemption (which must be received by the Trustee at least ten days prior to the date the Trustee is requested to give notice as described below, unless a shorter period is agreed to by the Trustee), the Trustee in the name of and at the expense of the Company, shall publish a notice in THE WALL STREET JOURNAL and mail or cause to be mailed a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the holders of Notes so to be redeemed as a whole or in part at their last addresses as the same appear on the Note register, provided that if the Company shall give such notice, it shall also give such notice, and notice of the Notes to be redeemed, to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

     (b) Each such notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers), specify the aggregate principal amount of Notes to be redeemed, the date fixed for redemption, the redemption price at which Notes are to be redeemed, the place or places of payment, that payment shall be made upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption shall be paid as specified in said notice and that on and after said date, interest thereon or on the portion thereof to be redeemed shall cease to accrue. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed. In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof shall be issued.

     (c) On or prior to the Business Day prior to the Redemption Date specified in the notice of redemption given as provided in this Section 3.02, the Company shall deposit with the Trustee or with one or more paying agents an amount of money sufficient to redeem on the Redemption Date all the Notes so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If any Note called for redemption is converted pursuant hereto, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Note shall be paid to the Company upon its request or, if then held by the Company, shall be discharged from such trust. If fewer than all the Notes are to be redeemed, the Company shall give the Trustee written notice in the form of an Officers' Certificate not fewer than forty-five (45) (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date as to the aggregate principal amount of Notes to be redeemed.

     (d) If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed (in principal amounts of one thousand dollars ($1,000) or integral multiples thereof), by lot or, in its discretion, on a pro rata basis. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof.

Section 3.03   Payment of Notes Called for Redemption.
               --------------------------------------

     (a) If notice of redemption has been given as above provided, the Notes or portion of Notes with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with interest thereon accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Notes at the redemption price, together with interest thereon accrued to said date), interest on the Notes or portion of Notes so called for redemption shall cease to accrue and, except as provided in Sections 7.01 and 8.01, to be entitled to any benefit under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid interest thereon to the date fixed for redemption. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of such Notes registered as such on the relevant record date subject to the terms and provisions of Section 2.01 hereof.

     (b) Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

     (c) If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Note.

Section 3.04   Purchase of Notes Upon A Change of Control.
               ------------------------------------------

     (a) If a Change of Control shall occur at any time, then each holder of Notes shall have the right to require that the Company repurchase such holder's Notes in whole or in part in integral multiples of one thousand dollars ($1,000) at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to one hundred one percent (101%) of the principal amount of such Notes, plus accrued and unpaid interest thereon, if any, to the purchase date (the "Change of Control Purchase Date") pursuant to the offer described below (the "Change of Control Offer") and in accordance with the other procedures set forth in this Indenture.

        (b) Within thirty (30) days following any Change of Control, unless the Company has given the Holders notice of its intention to redeem the Notes pursuant to Section 3.01, the Company shall notify the Trustee and give written notice of such Change of Control to each Holder of Notes, by first-class mail, postage prepaid, at the Holder's address appearing in the Note register, stating, among other things, (i) that a Change of Control has occurred, (ii) the Change of Control Purchase Price, (iii) the Change of Control Purchase Date (which shall be a Business Day no earlier than thirty days (30) nor later than sixty days (60) from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act), (iv) that any Note not tendered shall continue to accrue interest and to have all of the benefits of this Indenture, (v) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date, (vi) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Company at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Purchase Date, (vii) that Holders shall be entitled to withdraw their election if the Company receives, not later than the close of business on the second Business Day preceding the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased, and (viii) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to one thousand Dollars ($1,000) in principal amount or an integral multiple thereof. Prior to being required to purchase any Notes pursuant to this Section 3.04 and prior to the mailing of the notice of the Change of Control to the Holders, but in any event within 30 days following any Change of Control, the Company shall either (i) repay in full all of the Designated Senior Indebtedness and terminate all commitments thereunder or offer to do so and repay the Designated Senior Indebtedness and terminate all commitments of each lender thereunder who accepted such offer or (ii) obtain the requisite consent under the Designated Senior Indebtedness to permit the repurchase of the Notes pursuant to this Section 3.04. The Company shall comply with the requirements of Rule 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control.

        (c) On the Change of Control Purchase Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Trustee an amount equal to the Change of Control Purchase Price in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Trustee shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price of such Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

                                   ARTICLE IV
                                    COVENANTS

Section 4.01    Payment of Notes.
                ----------------

        (a) The Company shall pay the Principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of Principal on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment then due and is not prohibited from paying such installment on such date. An installment of interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the interest then due and it is not prohibited from paying such interest on such date.

        (b) The Company shall pay interest on (i) overdue Principal at the rate set forth in the Notes for such overdue Principal, and (ii) overdue installments of interest at the same rate, to the extent lawful. Interest shall be paid in U.S. Legal Tender.

Section 4.02    Maintenance of Office or Agency.
                -------------------------------

        (a) The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands described in such Section 2.03 may be made or served at the address of the Trustee set forth in Section 2.03.

        (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the corporate trust office of the Trustee set forth in Section 2.03 as such office.

Section 4.03    Corporate Existence.
                -------------------

        Except as permitted by Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Subsidiaries, in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Subsidiaries, any such existence, right or franchise, if (a) the Board of Directors of the Company shall determine reasonably and in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not adverse in any material respect to the Holders.

Section 4.04    Payment of Taxes and Other Claims.
                ---------------------------------

        The Company shall and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries, and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay
              --------  -------
or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if either (a) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP, or (b) the failure to make such payment or effect such discharge (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

Section 4.05    Maintenance of Properties and Insurance.
                ---------------------------------------

        (a) The Company shall cause all Properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in satisfactory condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole; provided,
                                                                    --------
however, that nothing in this Section 4.05 shall prevent the Company or any of
-------
its Subsidiaries from discontinuing the operation or maintenance of any of such properties or disposing of any of them if such discontinuance or disposal is (i) in the ordinary course of business, (ii) in the good faith judgment of the Board of Directors of the Company or the Subsidiary concerned, or of the senior officers of the Company or such Subsidiary, as the case may be, desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, or (iii) otherwise permitted by this Indenture.

        (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company, for companies similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

        (c) The Company shall and shall cause each of its Subsidiaries to keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary in accordance with GAAP consistently applied to the Company and its Subsidiaries, taken as a whole.

Section 4.06    Compliance Certificates; Notice of Default.
                ------------------------------------------

        (a) The Company shall deliver to the Trustee, within sixty (60) days after the end of each of the Company's first three (3) fiscal quarters and within one hundred twenty (120) days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of the Company's activities and the activities of its Subsidiaries during the preceding fiscal period has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge, the Company during such preceding fiscal period has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such period and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity and what action the Company has taken or proposes to take with respect thereto. The Officers' Certificate shall also include all calculations necessary to show covenant compliance, if any. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

        (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within one hundred twenty (120) days after the end of each fiscal year a written statement by a nationally recognized firm of independent public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (ii) whether, in connection with their audit examination, any Default or Event of Default has come to their attention and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof provided, however, that such accounting firm shall not be liable to the Holders for failure to obtain knowledge of any Default or Event of Default.

        (c) The Company will deliver to the Trustee promptly, and in any event within ten (10) days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers' Certificate describing such Default or Event of Default and its status with particularity and what action the Company is taking or proposes to take with respect thereto.

Section 4.07    Compliance with Laws.
                --------------------

        The Company shall comply, and shall cause each of its Subsidiaries to comply, with the respective organizational documents of each of them and all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states, provinces and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such noncompliance with which would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

Section 4.08    SEC Reports and Other Information.
                ---------------------------------

        To the extent permitted by applicable law or regulation, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall file with the SEC the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Sections 13(a) and 15(d) if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to
 ---------------------
file such documents if the Company were so subject. In addition, the Company shall comply with its reporting and filing obligations under the applicable federal securities laws. The Company shall also in any event (a) within fifteen
(15) days after each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the register of Notes maintained by the Registrar, without cost to such Holders and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to Sections 13(a) and 15(d) of the Exchange Act if the Company were subject to such Sections and (b) if filing such documents by the Company with the SEC is not permitted under the Exchange Act, promptly upon written request, supply copies of such documents to any prospective Holder. In any event, such annual reports will contain consolidated financial statements and notes thereto, together with an opinion thereon expressed by an independent public accounting firm with an established national reputation and management's discussion and analysis of financial condition and results of operations, and such quarterly reports will contain unaudited consolidated financial statements for the first three (3) quarters of each fiscal year. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA (S)314(a).

Section 4.09    Limitation on Additional Indebtedness.
                -------------------------------------

        (a) The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, issue, guarantee or in any manner become liable for or with respect to the payment of, any Indebtedness, except that the Company and its Subsidiaries may incur (each of which shall be given independent effect):

              (i) Indebtedness of the Company and its Subsidiaries arising under the Credit Agreement not to exceed $90 million outstanding at any time;

              (ii) Indebtedness of the Company or any of its Subsidiaries outstanding and disclosed on the Issue Date or under any revolving credit facility outstanding and disclosed on the Issue Date;

              (iii) Indebtedness of the Company evidenced by the Notes or otherwise arising under this Indenture;

              (iv) Indebtedness of the Company or any of its subsidiaries if, at the time of incurrence and after giving pro forma effect to the incurrence of such Indebtedness, the EBITDA Coverage Ratio of the Company for the prior four completed fiscal quarters, taken as a whole and assuming such Indebtedness had been incurred on the first day of such four quarter period, would have been at least 1.00 to 1.00;

              (v) purchase-money Indebtedness and capitalized lease obligations of the Company or any of its Subsidiaries not to exceed an aggregate outstanding amount at any time of Ten Million Dollars ($10,000,000);

              (vi   any replacements, renewals, refinancings and extensions of the Indebtedness incurred under clauses (ii), (iv) and (v) above, provided that any such replacement, renewal, refinancing and extension
         (A) shall not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being replaced, renewed, refinanced or extended and (B) shall not exceed the principal amount (plus accrued interest and prepayment premium, if any) of the Indebtedness being replaced, renewed, refinanced or extended;

              (vii) any Permitted Subsidiary Transactions; and

              (viii) Indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount not to exceed Fifty Million Dollars ($50,000,000) at any one time outstanding.

         (b) Indebtedness shall be deemed to have been incurred by the survivor of a merger at the time of such merger and, with respect to an acquisition of a Subsidiary by the Company, at the time of such acquisition.

Section 4.10  Limitation on Investments, Loans and Advances.
              ---------------------------------------------

         The Company shall not make, and shall not permit any of its Subsidiaries to make, any Investment, except:

         (a) Investments by the Company or any of its Subsidiaries in any Wholly-Owned Subsidiary of the Company (including any such Investment pursuant to which a Person becomes a Wholly-Owned Subsidiary of the Company) or in the Company by any of its Subsidiaries;

         (b) Investments represented by receivables created or acquired in the ordinary course of business or the settlement of such receivables in the ordinary course of business;

         (c) Investments represented by advances to employees, officers and directors of the Company or its Subsidiaries made in the ordinary course of business and consistent with reasonable and customary business practices;

         (d) Investments under or pursuant to interest rate protection agreements;

         (e) Investments, not exceeding Twenty-Five Million Dollars ($25,000,000) in the aggregate, in joint ventures, partnerships or Persons that are not a Wholly-Owned Subsidiary of the Company, provided that such Investments are made solely for the purpose of acquiring businesses or property related to the business of the Company; and

         (f)  Investments made pursuant to Section 4.11.

         (g)  Investments which are Permitted Subsidiary Transactions.

Section 4.11  Limitation on Restricted Payments.
              ---------------------------------

         (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, unless at the time of and after giving effect to such Restricted Payment:

              (i) no Default or Event of Default shall have occurred and be continuing or occur as a consequence thereof;

              (ii) the Company could incur at least One Dollar ($1.00) of Indebtedness pursuant to clause (a) of Section 4.09 hereof; and

              (iii) the aggregate of all Restricted Payments declared or made after the Issue Date through and including the date of such Restricted Payment does not exceed the sum of (A) seventy-five percent (75%) of the Company's Consolidated Net Income (or in the event such Consolidated Net Income shall be a deficit, minus seventy-five percent (75%) of such deficit) from and including the Issue Date, and (B) one hundred percent (100%) of the aggregate Net Proceeds and the fair market value of marketable securities and property received by the Company from the issue or sale, after the issuance of the Notes, of Capital Stock (other than Disqualified Stock) or any Indebtedness or other of the Company's securities convertible into or exercisable or exchangeable for its Capital Stock (other than Disqualified Stock) which has been so converted, exercised or exchanged, as the case may be. For purposes of determining the amount expended for Restricted Payments in accordance with clause (ii), cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value. In determining the amount of Restricted Payments permitted under this clause (iii), amounts expended pursuant to clauses (i) and (ii) above of this Section 4.11(a) shall be included as Restricted Payments.

         (b) The provisions of this Section 4.11 shall not prohibit (i) the payment of any dividend within sixty (60) days after the date of declaration thereof, if such payment would comply with the provisions of this Indenture at the date of the declaration of such payment, (ii) the retirement of any shares of Capital Stock of the Company or Indebtedness of the Company which is subordinated in right of payment to the Notes by conversion into, or by an exchange for, shares of Capital Stock of the Company that are not Disqualified Stock or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock (other than Disqualified Stock) of the Company, and (iii) the redemption or retirement of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale of subordinated Indebtedness of the Company (other than to a Subsidiary of the Company) that is contractually subordinated in right of payment to the Notes and permitted to be incurred in accordance with Section 4.09.

Section 4.12  Limitation on Liens.
              -------------------

     Other than Permitted Liens, the Company shall not, and the Company shall not permit, cause or suffer any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien, charge or other encumbrance of any kind with respect to any property or assets now owned or hereafter acquired by it, which secures Indebtedness of the Company subordinated in right of payment to the Notes, unless the Notes are secured by a Lien on such Property that is equal and ratable with such Lien.

Section 4.13  Limitation on Sale-Leaseback Transactions.
              -----------------------------------------

     The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale-Leaseback Transaction unless at least one of the following conditions is satisfied: (a) the lease is between the Company and any of its Wholly-Owned Subsidiaries or between any of the Company's Wholly-Owned Subsidiaries; (b) the lease is a Permitted Lien and the Company or any of its Subsidiaries could create a lien on the property to secure Indebtedness at least equal in amount to the Attributable Debt in connection with the Sale-Leaseback Transaction; or (c) the Company or any of its Subsidiaries within ninety (90) days of the effective date of the Sale-Leaseback Transaction makes an optional prepayment in cash of any of its long-term Senior Indebtedness (which may include the Notes) at least equal in amount to the Attributable Debt in connection with the Sale-leaseback Transaction; provided, however, that the Indebtedness prepaid is not owned by the Company or any of its Subsidiaries or any Affiliates of the Company; provided further, however, that in connection with any such prepayment, the Company will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid.

Section 4.14

              Limitation on Liquidations, Dissolutions, Mergers and
              -----------------------------------------------------
              Consolidation.
              --------------

         The Company shall not, directly or indirectly, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets (other than isolated transactions which do not exceed Five Million Dollars ($5,000,000) individually), or make any material change in its present method of conducting business, except transactions permitted by Section 5.01 hereof.

Section 4.15 Disposition of Proceeds of Asset Sales.
--------------------------------------

         (a) The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of (which shall be as determined by the Board of Directors) and (ii) at least fifty percent (50%) of the Net Proceeds received by the Company or such Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents (with Indebtedness of the Company or its Subsidiaries assumed by the purchaser being counted as cash for such purposes if the Company and its Subsidiaries are permanently released from all liability therefor).

         (b)  The Company shall or shall cause its Subsidiaries to:

              (i) apply such Net Asset Sale Proceeds to permanently prepay Senior Indebtedness;

              (ii) within two hundred seventy (270) days of such Asset Sale commit to invest or invest the Net Asset Sale Proceeds and, within three hundred sixty (360) days of such Asset Sale, apply the Net Asset Sale Proceeds to acquire or construct similar properties and asset of the Company or any of its Subsidiaries in lines of business related to the Company's or its Subsidiaries' businesses as in existence on the Issue Date; or

              (iii) use the remaining Net Asset Sale Proceeds to offer to purchase ratably the maximum principal amount of the Notes that may be purchased out of such proceeds, at an offer price in cash in an amount equal to one hundred percent (100%) of the principal amount thereof plus accrued interest to the date of payment. The Company may defer the offer to purchase Notes until the aggregate Net Asset Sale Proceeds required to be applied to make such offer is at least Ten Million Dollars ($10,000,000) at which time the entire amount of the Net Asset Sale Proceeds shall be used to make the offer.

Section 4.16  Limitation on Transactions with Affiliates.
              ------------------------------------------

         The Company will not, and will not permit, cause or suffer, any of its Subsidiaries to, participate in, conduct any business or enter into any transaction with or for the benefit of an Affiliate (each an "Affiliate Transaction") other than a Permitted Subsidiary Transaction, except in good faith and on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's length basis from a person not an Affiliate of the Company or such Subsidiary. With respect to any Affiliate Transaction (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other market value in excess of Ten Million Dollars ($10,000,000), be approved by a majority of the Board of Directors of the Company as a whole, evidenced by a resolution stating that the Board of Directors has, in good faith, determined that such transaction complies with the foregoing provisions. Notwithstanding the foregoing, the restrictions set forth in this Section 4.16 shall not apply to (i) any employment agreement, consulting agreement and indemnification obligations entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, and (ii) the payment of reasonable and customary fees to directors of the Company who are not employees of the Company.

                                   ARTICLE V
                              SUCCESSOR CORPORATION

Section 5.01  Consolidation, Merger, Conveyance, Transfer or Lease.
              ----------------------------------------------------

         The Company shall not consolidate with or merge with or into or sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets (determined on a consolidated basis for the Company and its Subsidiaries, taken as a whole) to another Person or Persons, in a single transaction or through a series of related transactions, or cause or permit any of its Subsidiaries to do any of the foregoing, unless:

         (a) the Company is the continuing Person, or the Person formed by or surviving such consolidation or merger or the Person to which such sale, assignment, conveyance, lease, transfer or other disposition is made (the "surviving entity") is a corporation organized and validly existing under the
 ----------------
laws of the United States, any State thereof or the District of Columbia;

         (b) the surviving entity shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

         (c) immediately before and immediately after giving effect to such transaction, or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

     (d) immediately after giving effect to such transaction or series of transactions, the Company or the surviving entity (in the case of a merger or consolidation involving the Company or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company's assets) could incur One Dollar ($1.00) of Indebtedness pursuant to clause
(a)(iv) of Section 4.09 hereof and the surviving entity shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; and

     (e) the Company or the surviving entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that
(i) such consolidation, merger, sale, assignment, conveyance, lease, transfer or other disposition complies with this Section 5.01, (ii) if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture complies with this Section 5.01, and
(iii) all conditions precedent in this Indenture relating to the transaction or series of transactions have been satisfied.

Section 5.02 Successor Entity Substituted.
             ----------------------------

     Upon any consolidation, merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, the surviving entity formed by such consolidation or into or with which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving entity had been named as the Company herein and the Company shall be discharged from all obligations and covenants under the Indenture and the Notes.

                                   ARTICLE VI
                              DEFAULT AND REMEDIES

Section 6.01 Events of Default.
             -----------------

     An "Event of Default" occurs if:
         ----------------

     (a) the Company defaults in the payment of the Principal of or premium on any Note as and when due and payable; or

     (b) the Company defaults in the payment of interest on any Note when the same becomes due and payable and continuance of any such default for a period of thirty (30) days;

     (c) the Company defaults in the performance, or breach, of any material covenant, obligation or agreement in the Notes or this Indenture (other than defaults specified in clause (a) or (b) above), and such default or breach continues for a period of sixty (60) days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least twnety-five percent (25%) in aggregate principal amount of the outstanding Notes;

     (d) failure by the Company or any of its Subsidiaries (i) to make any payment when due with respect to any other Indebtedness under one or more classes or issues of Indebtedness which one or more classes or issues of Indebtedness are in an aggregate principal amount of Twenty Million Dollars ($20,000,000) or more and, with respect to Indebtedness under the

Credit Agreement, such failure results in acceleration of the maturity thereof; or (ii) to perform any term, covenant, condition, or provision of one or more classes or issues of Indebtedness which one or more classes or issues of Indebtedness are in an aggregate principal amount of Twenty Million Dollars ($20,000,000) or more, which failure, in the case of this clause (ii), results in an acceleration of the maturity thereof;

     (e) one or more judgments, orders or decrees for the payment of money in excess of Fifteen Million Dollars ($15,000,000) (to the extent not covered by insurance), either individually or in an aggregate amount, shall be entered against the Company or any of its Subsidiaries or any of their respective properties and shall not be discharged and there shall have been a period of sixty (60) days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect;

     (f) the Company or any Material Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case or proceeding with respect to itself, (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consents to the appointment of a Custodian of it or for all or any material part of its property, (iv) makes a general assignment for the benefit of its creditors, (v) consents to or acquiesces in the institution of bankruptcy or insolvency proceedings against it, (vi) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally, or (vii) takes any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

     (g) a court of competent jurisdiction enters a decree, judgment or order under any Bankruptcy Law that: (i) is for relief against the Company or any Material Subsidiary of the Company in an involuntary case or proceeding, (ii) appoints a Custodian of the Company or any Material Subsidiary of the Company for all or substantially all of its properties, or (iii) orders the winding-up or liquidation of the Company or any Material Subsidiary of the Company, and in each case the order or decree remains unstayed and in effect for sixty (60) days; or

     (h) this Indenture ceases to be in full force and effect or ceases to give the Trustee, in any material respect, the liens, rights, powers and privileges purported to be created thereby, in each case, as determined by a court of competent jurisdiction.

Section 6.02 Acceleration.
             ------------

     (a) If an Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01 with respect to the Company or any Material Subsidiary of the Company) occurs and is continuing, then the Trustee or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding Notes may, by written notice to the Company and the Trustee, and the Trustee upon the request of the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the outstanding Notes shall, subject in each case to Section 10.02(e), declare the Principal of and accrued and unpaid interest, if any, on all the Notes on the date of such declaration to be due and payable immediately (the "Default Amount"). Upon any such declaration, the
                          --------------
Default Amount shall become due and payable immediately. If an Event of Default specified in clause (f) or (g) of Section 6.01 with respect to the Company occurs and is continuing, then the Default Amount on all of the Notes shall ipso
                                                                            ----
facto become
-----
and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     (b) After a declaration of acceleration, the Required Holders may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default have been cured or waived, other than nonpayment of the Default Amount on the Notes that have become due solely as a result of such acceleration and if the rescission of acceleration would not conflict with any judgment, order or decree by a court of competent jurisdiction. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03 Other Remedies.
             --------------

     (a) If an Event of Default occurs and is continuing, the Trustee may, subject to Section 10.02(e), pursue any available remedy by proceeding at law or in equity to collect the payment of Principal of, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture as may be required or permitted thereunder.

     (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Defaults.
             ------------------

     Subject to Sections 6.02, 6.07 and 7.02, the Required Holders by notice to the Trustee may waive an existing or potential Default or Event of Default and its consequences, except a Default in the payment of Principal of or interest on any Note as specified in clauses (a) and (b) of Section 6.01 or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 7.02. When a Default or Event of Default is so waived, it shall be deemed cured and ceases to exist, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Required Holders.
             ---------------------------

     The Required Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it including any remedies provided for in Section 6.03. Subject to Section 6.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability unless the Trustee has asked for and received indemnification reasonably satisfactory to it against any loss, liability or expense caused by its following such direction; provided, that the Trustee may
                                                --------
take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06 Limitation on Suits.
             -------------------

     (a) A Holder may not pursue any remedy with respect to this Indenture or the Notes unless (i) the Holder gives to the Trustee notice of a continuing Event of Default, (ii) Holders of at least twenty-five percent (25%) in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy, (iii) such Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request, (iv) the Trustee does not comply with the request within thirty (30) days after receipt of the request and the offer of indemnity and (v) during such thirty (30) day period the Required Holders do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

     (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 6.07 Rights of Holders To Receive Payment.
             ------------------------------------

     Notwithstanding any other provision of this Indenture, except as set forth in Article X, the right of any Holder to receive payment of Principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee
             --------------------------

     If an Event of Default in payment of Principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of Principal and accrued interest remaining unpaid, together with interest on overdue Principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim
             --------------------------------

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other securities or property payable or deliverable upon the conversion or exchange of the Notes or upon any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to first pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under

     Section 6.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Note holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.
             ----------

     (a) If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order: (i) first, to the Trustee for amounts due under Section 6.07, (ii) second, to Holders for Principal and interest owing under the Notes, ratably, according to the amounts due and payable on the Notes, in the following order of priority: first to interest and lastly to Principal; and (iii) third, to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

     (b) The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.
             ---------------------

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than ten percent (10%) in principal amount of the outstanding Notes.

Section 6.12 Rights and Remedies Cumulative.
             ------------------------------

     No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.13 Delay or Omission Not Waiver.
             ----------------------------

     No delay or omission by the Trustee or by any Holder of any Note to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                  ARTICLE VII
                                    TRUSTEE

     The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

Section 7.01 Duties of Trustee.
             -----------------

     (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     (b)     Except during the continuance of a Default or an Event of Default:

             (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

             (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not verify the accuracy of the contents thereof.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

             (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

             (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

             (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (f) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c), (d) and (e) of this Section 7.01.

     (g) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 7.02 Rights of Trustee.
             -----------------

     Subject to Section 7.01:

     (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 11.04 and 11.05 hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

     (c) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (d) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or misconduct of an agent who is an employee of the Trustee) appointed with due care.

     (e) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Trustee's conduct does not constitute negligence or bad faith.

     (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

     (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

Section 7.03 Individual Rights of Trustee.
             ----------------------------

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee's Disclaimer.
             --------------------

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes. Further, the Trustee shall not be accountable for the Company's use of the proceeds from the Notes, nor be responsible for any statement in the Notes other than the Trustee's certificate of authentication.

Section 7.05 Notice of Default.
             -----------------

     If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder, as their names and addresses appear on the Holder list described in Section 2.05 hereof, notice of the Default or Event of Default within thirty (30) days after such Default or Event of Default has occurred, unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or an Event of Default in payment of Principal of or interest on, any Note, and a Default or Event of Default that resulted from the failure to comply with Section 3.04,
4.15 or 5.01 hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

Section 7.06 Reports by Trustee to Holders.
             -----------------------------

     (a) If required by law, within sixty (60) days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Company and the Holders, at the Company's expense, a brief report dated as of such reporting date that complies with TIA (S)313(a) (but if no event described in TIA (S)313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S)313(b)(2) to the extent applicable. The Trustee shall also transmit by mail all reports as required by TIA (S)313(c).

     (b) A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange or market on which the Notes are listed or quoted. The Company shall notify the Trustee when the Notes are listed on any stock exchange or quoted on any market.

Section 7.07 Compensation and Indemnity.
             --------------------------

     (a) The Company shall pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all tax obligations imposed on the Trustee related to this Indenture and all reasonable out-of-pocket expenses incurred or made by it. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

     (b) The Company shall indemnify the Trustee and its agents for, and hold them harmless against, any loss, liability or expense incurred by them without negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and of defending themselves against any claim (whether asserted by any Holder or the Company) or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and
         --------
expenses if they assume the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

     (c) To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay Principal of or interest on Notes.

     (d) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee.
             ----------------------

     (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     (b) The Trustee may resign by so notifying the Company in writing at least thirty (30) days prior to the date of the proposed resignation; provided,
                                                                      --------
however, that no such resignation shall be effective until a successor Trustee
-------
has accepted its appointment pursuant to this Section 7.08. The Required Holders may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if: (i) the Trustee fails to comply with Section 7.01 or 7.10, (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law, (iii) a receiver Custodian or other public officer takes charge of the Trustee or its property or
(iv) the Trustee becomes incapable of acting.

     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one (1) year after the successor Trustee takes office, the Required

Holders may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     (d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     (e) If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least ten percent (10%) in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (g) Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, Etc.
             --------------------------------

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

Section 7.10 Eligibility; Disqualification.
             -----------------------------

     This Indenture shall always have a Trustee who satisfies the requirement of TIA (S)(S)310(a)(1) and 310(a)(5). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall always have a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000) as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA (S)310(a)(2). The Trustee shall comply with TIA (S)310(b) including the optional provision permitted by the second sentence of TIA (S)309(b)(9); provided, however, that there shall be
                                         --------  -------
excluded from the operation of TIA (S)310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA (S)310(b)(1) are met.

Section 7.11 Preferential Collection of Claims Against Company.
             -------------------------------------------------

     The Trustee shall comply with TIA (S)311(a), excluding any creditor relationship listed in TIA (S)311(b). A Trustee who has resigned or been removed shall be subject to TIA (S)311(a) to the extent indicated therein.

                                  ARTICLE VIII
                             DISCHARGE OF INDENTURE;
                                   DEFEASANCE

Section 8.01  Discharge of Indenture.
              ----------------------

     (a) This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 7.07, 8.04 and 8.05 shall survive) as to all outstanding Notes when all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for the payment of which money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company may terminate all of its obligations under this Indenture (except the Company's obligations under Sections 7.07, 8.04 and 8.05) if:

          (i) either (A) pursuant and subject to compliance with Article III, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes or (B) all Notes have otherwise become due and payable in accordance with the terms of this Indenture (including the provisions of Article X) or in accordance with the terms of this Indenture shall become due and payable within one
     (1) year or are to be called for redemption within one (1) year under arrangements satisfactory to the Trustee upon delivery of notice;

          (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender sufficient to pay Principal of and interest, if any, on the outstanding Notes to redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said Principal and interest with respect to the Notes;

          (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligation under the Notes and this Indenture have been complied with; and

          (iv)   the Company shall have paid all sums payable by it hereunder.

     (b) Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.02, 7.07, 7.08, 8.03, 8.04 and
8.05 hereof shall survive until the Notes are no longer outstanding. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07,
8.04 and 8.05 hereof shall survive.

     (c) After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

Section 8.02  Legal Defeasance And Covenant Defeasance.
              ----------------------------------------

     (a) The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the conditions set forth in paragraph (d).

     (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.02, 7.07, 7.08, 8.03,
8.04 and 8.05, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and (iv) this Section 8.02. Subject to compliance with this
Section 8.02, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

     (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article V and in Sections 3.04, and 4.09 through 4.16 with respect to the outstanding Notes on and after the date the conditions set forth in paragraph (d) are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

     (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

          (i) The Company shall have irrevocably deposited in trust with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Section 8.02 applicable to it), pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, U.S. Legal Tender or U.S. Government Obligations maturing as to principal and interest at such times, or a combination thereof, in such amounts as are sufficient, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Notes;

          (ii) (A) No Default or Event of Default shall have occurred or be continuing on the date of such deposit, and (B) no Default or Event of Default under Section 6.01(f) and (g) shall occur on or before the 123rd day after the date of such deposit;

          (iii) Such legal defeasance or covenant defeasance shall not result in a Default under this Indenture or a breach or violation of, or constitute a default or event of default under, any other instrument or agreement to which the Company is a party or by which it or its property is bound;

          (iv) In the case of a legal defeasance under paragraph (b) above, the Company has delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and shall be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and, in the case of a covenant defeasance under paragraph (c) above, the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that holders of the Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (v) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, after the passage of one hundred twenty-three (123) days following the deposit, the trust funds shall not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally;

          (vi) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section
     8.02 have been complied with; provided, that no deposit under clause (i) shall be effective to terminate the obligations of the Company under the Notes or this Indenture prior to the passage of one hundred twenty three
     (123) days following such deposit.

     (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d)
                                         -------
above in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of Principal, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the Principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Section 8.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

Section 8.03  Application of Trust Money.
              --------------------------

     The Trustee shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Sections 8.01 and 8.02, and shall apply the deposited U.S. Legal Tender and the U.S. Legal Tender from U.S. Government Obligations in accordance with this Indenture to the payment of Principal of and interest on the Notes.

Section 8.04  Repayment to the Company.
              ------------------------

     Subject to Sections 7.07, 8.01 and 8.02, the Trustee shall, subject to
Article X, promptly pay to the Company, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Sections 8.02(d)(i) and (e), held by it at any time. The Trustee and the Paying Agent shall pay to the Company upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of Principal or interest that remains unclaimed for two (2) years, provided,
                                                                   --------
however, that the Trustee and the Paying Agent before being required to make any
-------
payment may, but need not, at the expense of the Company, cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.05  Reinstatement.
              -------------

     If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company has made any payment of
                --------  -------
Principal of or interest on of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 8.06  Acknowledgment of Discharge by Trustee.
              --------------------------------------

     After (a) the conditions of Section 8.02 have been satisfied, (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company, and (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (d) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.01.

                                   ARTICLE IX
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01  Without Consent of Holders.
              --------------------------

     The Company, when authorized by its Board Resolution, and the Trustee, together, may without notice to or the consent of any Holder amend, waive or supplement this Indenture or the Notes:

     (a) to cure any ambiguity, defect or inconsistency or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action does not materially adversely affect the rights of any
--------
Holder;

     (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company, or to provide any additional rights or benefits to the Holders;

     (c) to evidence the succession of another person to the Company, and the assumption by any such successor of the obligations of the Company herein and in the Notes in accordance with Article V;

     (d) to provide for uncertificated Notes in addition to or in place of certificated Notes;

     (e) to make any other change that does not adversely affect the rights of any Holders hereunder;

     (f) to comply with the TIA; or

     (g) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

provided that the Company has delivered to the Trustee an Opinion of Counsel and
--------
an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

Section 9.02    With Consent of Holders.
`               -----------------------

     (a) Subject to Section 6.07, the Company when authorized by its Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes, without notice to any Holders. However, without the consent of each Holder affected, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

          (i) reduce the principal amount of any Note or premium, if any, with respect thereto;

          (ii) change the Maturity Date of, or alter the redemption or repurchase or other provisions of the Notes, in a manner that adversely affects the rights of any Holder;

          (iii) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

          (iv) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Notes or the rights of Holders to recover the Principal of or interest on, with respect to, any Note;

          (v) make any change in or affecting the ranking of the Notes with respect to any other obligation of the Company or any Subsidiary in a way that adversely affects the rights of any Holder;

          (vi) reduce the interest rate or extend the time for payment of interest, if any, on the Notes;

          (vii) make the Principal of or the interest on, any Note payable with anything, at any place of payment or in any manner other then as provided for in this Indenture and the Note as in effect on the date hereof;

          (viii) following the mailing of a Change of Control Offer, modify the provisions of this Indenture with respect to such Change of Control Offer in a manner adverse to any Holder; or

          (ix) make any changes in this Section 9.02 in a manner that adversely affects the rights of any Holder.

     (b) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     (c) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 9.03  Compliance with TIA.
              -------------------

     Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.04  Revocation and Effect of Consents.
              ---------------------------------

     (a) Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, prior to becoming effective, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Company if such notice is received by the Trustee or the Company before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. Notwithstanding the above, nothing in this paragraph shall impair the right of any Holder under (S)316(b) of the TIA.

     (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment, supplement or waiver to be effective shall have been given and not revoked within such ninety (90) day period.

     (c) After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (i) through (vii) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided, however,
                                                              --------  -------
that any such waiver shall not impair or affect the right of any Holder to receive payment of Principal of and interest on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

Section 9.05  Notation on or Exchange of Notes.
              --------------------------------

     If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return the Note to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06  Trustee To Sign Amendments, Etc.
              -------------------------------

     Subject to the next sentence, the Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX, provided, however,
                                                             --------  -------
that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture.

                                   ARTICLE X
                                  SUBORDINATION

Section 10.01 Notes Subordinated to Senior Indebtedness.
              -----------------------------------------

     The Company covenants and agrees, and each Holder (and each Person holding any Note, whether upon original issue, or upon transfer, assignment or exchange thereof) of the Notes, by its acceptance thereof, likewise covenants and agrees that: (a) all Notes shall be issued subject to the provisions of this Article X;
(b) the payment of the Principal of, and interest on, the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full, in cash or Cash Equivalents, of the Senior Indebtedness; and (c) the subordination is for the benefit of, and shall be relied upon and be enforceable directly by, the holders of Senior Indebtedness. The Company and each Holder hereby agree not to amend, modify or change in any manner any provision of this Article X (and any defined term used in this Article X) so that the terms and conditions hereof, as so amended, modified or changed, are less favorable to the holders of the Senior Indebtedness and their Representative than the terms hereof on the Issue Date, without the prior written consent of the necessary holders of Senior Indebtedness as required under the Credit Agreement.

Section 10.02  Suspension of Payment on Notes in Certain Events.
               ------------------------------------------------

     (a) If (i) any default occurs and is continuing after the expiration of any applicable cure period (each a "Senior Debt Payment Default"), in the payment
                                ---------------------------
when due, whether at maturity, upon any redemption, by declaration or otherwise, of any Principal of, or interest on the Senior Indebtedness, or fees or other amounts due under the terms of the Credit Agreement, and (ii) the Representative of the holders of the Senior Indebtedness gives written notice (a "Default
                                                                   -------
Notice") of such Senior Debt Payment Default to the Trustee, then no payment of
------
any kind or character shall be made by or on behalf of the Company or any other Person on its behalf with respect to any Principal of, or interest on or fees or other amounts due with respect to, the Notes or to redeem, repurchase or otherwise acquire any of the Notes for cash or property or otherwise, until such payment is made in full or Senior Debt Payment Default has been cured to the satisfaction of the Representative of the Holders of the Senior Indebtedness, or waived to the satisfaction of the Representative of the Holders of the Senior Indebtedness.

     (b) If (i) any event of default other than a Senior Debt Payment Default (a "Senior Debt Other Default") occurs and is continuing with respect to the Senior
 -------------------------
Indebtedness, as such Senior Debt Other Default is defined in the instrument creating or evidencing such Senior Indebtedness, permitting the holders of such Senior Indebtedness to accelerate the maturity thereof, and (ii) the Representative of the holders of the Senior Indebtedness gives a Default Notice to the Trustee, then until the earlier of (A) the Trustee receiving notice from the Representative of the holders of the Senior Indebtedness terminating the Blockage Period (as defined below), (B) the date on which the Senior Debt Other Default giving rise to the Blockage Period is cured to the satisfaction of the Representative of the Holders of the Senior Indebtednessor or waived to the satisfaction of the Representative of the Holders of the Senior Indebtedness, or
(C) one hundred eighty (180) days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall
 ---------------
make any payment of any kind or character with respect to any Principal of, or interest on, or fees or other amounts due with respect to the Notes, or redeem, repurchase or otherwise acquire any of the Notes for cash or property or otherwise; provided, however, that if such Senior Indebtedness has not been
           --------  -------
accelerated or becomes the subject of judicial proceedings within the Blockage Period, then the Company shall resume making any and all required payments in respect of the Notes upon expiration of the Blockage Period. At the expiration or termination, as applicable, of such Blockage Period, the Company shall promptly pay to the Trustee all sums not paid during such Blockage Period as a result of this subsection (b). Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond one hundred eighty (180) days from the date of delivery of a Default Notice of the Senior Debt Other Default and only one such Blockage Period may be commenced within any period of three hundred sixty (360) consecutive days. No Senior Debt Other Default or event which, with the giving of notice and/or lapse of time or otherwise, would become a Senior Debt Other Default which existed on the date of the commencement of such Blockage Period, may be used as the basis for declaring any subsequent Blockage Period unless such Senior Debt Other Default or event, as the case may be, shall in the interim have been cured or waived for a period of not less than ninety (90) consecutive days.

     (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Sections 10.02(a) and (b), then unless and until such payment is no longer prohibited by this Section 10.02, such payment shall be held in trust for the benefit of, and shall as soon as practicable be paid over or delivered to, the Representative of the holders of the Senior Indebtedness. No amount paid by the Company, or any other Person on its behalf, to the Trustee or any Holder of the Notes, and paid over by such

Person to the Representative of the holders of the Senior Indebtedness pursuant to this Article X shall, as between the Company and the Holders of the Notes, be deemed a payment by the Company to or on account of any payments due in respect of the Notes.

     (d) The Company shall give prompt written notice to the Trustee of any Senior Debt Payment Default or any Senior Debt Other Default, under the Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued. Failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness provided in this Article X.

     (e) Nothing contained in this Article X shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies available under this Indenture or otherwise; provided that the Trustee or the Holders
                                   --------
shall, prior to commencing any such action, provide the Representative of the holders of the Senior Indebtedness with five (5) days prior written notice of its intention to take such action; provided further that all Senior Indebtedness
                                   -------- -------
thereafter due or declared to be due shall first be paid in full, in cash or Cash Equivalents, before the Holders are entitled to receive any payment of any kind or character with respect to Principal of, or interest on or fees or other amounts due with respect to, the Notes.

Section 10.03 Notes Subordinated to Prior Payment of All Senior Indebtedness on
              --------------------------------------------------------------
Dissolution, Liquidation or Reorganization of Company.
-----------------------------------------------------

     (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Senior Indebtedness shall first be paid in full in, cash or Cash Equivalents (or such payment shall be duly provided for), before any payment or distribution of any kind or character is made on account of any Principal of, or interest on, or fees or other amounts due with respect to, the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, to the Representative of the holders of the Senior Indebtedness, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness.

     (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred.

         (c) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in
Article V hereof and as long as permitted under the terms of the Senior Indebtedness shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume in writing, to the reasonable satisfaction of the Representative, the Company's obligations hereunder in accordance with Article V hereof.

         (d) The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness provided in this Article X.

Section 10.04   Holders to be Subrogated to Rights of Holders of Senior
                -------------------------------------------------------
Indebtedness.
------------

         Subject to the payment in full, in cash or Cash Equivalents, of the Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the Notes shall be paid in full. For the purposes of such subrogation, no such payments or distributions of cash, property or securities of the Company to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 10.05   Obligations of the Company Unconditional.
                ----------------------------------------

         Nothing contained in this Article X or elsewhere in this Indenture or in the Notes, is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the Principal of, and interest on, the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article X of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of cash, property or securities of the Company referred to in this Article X, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any liquidation, dissolution, winding-up or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining (a) the Persons entitled to participate in such payment or distribution, (b) the holders of Senior Indebtedness and other Indebtedness of the Company, (c) the amount thereof or payable thereon, (d) the amount or amounts paid or distributed thereon, and (e) all other facts pertinent thereto or to this Article X. Nothing in this Article X shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.07. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be the Representative of the holders of the Senior Indebtedness. In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a Representative of the holders of the Senior Indebtedness, the Trustee may request such Person to furnish evidence thereof to the reasonable satisfaction of the Trustee, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to right of such Person to receive such payment on behalf of the holders of the Secured Indebtedness.

Section 10.06   Trustee Entitled to Assume Payments Not Prohibited in Absence
                -------------------------------------------------------------
of Notice.
---------

         The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article X. Regardless of anything to the contrary contained in this Article X or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Debt Payment Default or Senior Debt Other Default or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Indebtedness or a Representative thereof, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary), subject to the provisions of Section 7.01 and 7.02 that no such facts exist.

Section 10.07   Application by Trustee of Assets Deposited with It.
                --------------------------------------------------

         U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Sections 8.01 and 8.02 shall be for the sole benefit of the Holders of the Notes and, to the extent allocated for the payment of Notes, shall not be subject to the subordination provisions of this Article X unless delivered in violation of this Article X. Otherwise, any deposit of assets, property or securities by or on behalf of the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of Principal of, or interest on, any Notes shall be subject to the provisions of this Article X; provided, however, that if prior to the second Business Day
                   --------  -------
preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including the payment of either Principal of, or interest on, any Note) the Trustee or such Paying Agent shall not have received with respect to such assets the notice provided for in Section 10.06, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date. Nothing contained in this Section 10.07 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this
Article X.

Section 10.08   No Waiver of Subordination Provisions.
                -------------------------------------

         (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         (b)    Without limiting the generality of subsection (a) of this
Section 10.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustees or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article X or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place, terms or time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

Section 10.09   Holders Authorize Trustee to Effectuate Subordination of Notes.
                --------------------------------------------------------------

         Each Holder of the Notes by such Holders' acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the Holders and the holders of Senior Indebtedness, the subordination provisions contained in this Article X, and appoints the Trustee such Holders' attorney-in-fact for such purpose, including, in the event of any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of such Holder's Notes in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to thirty (30) days before the expiration of the time to file such claim or proof, then any of the holders of the Senior Indebtedness or their Representative is hereby authorized, but is not obligated, to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorized the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

Section 10.10   Right of Trustee to Hold Senior Indebtedness.
                --------------------------------------------

         (a) The Trustee and any agent of the Company shall be entitled to all the rights set forth in this Article X with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

         (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

         (c) Whenever a distribution is to be made or a notice given to holders or owners of Senior Indebtedness, the distribution will be made and the notice will be given to their Representative.

Section 10.11   This Article X Not To Prevent Events of Default.
                -----------------------------------------------

         (a) The failure to make a payment on account of Principal of, or interest on, the Notes by reason of any provision of this Article X will not be construed as preventing the occurrence of an Event of Default.

         (b) Nothing contained in this Article X shall limit the right of the Trustee or the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to Article VI or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this
Article X of the holders, from time to time, of Senior Indebtedness.

Section 10.12   No Fiduciary Duty of Trustee to Holders of Senior Indebtedness.
                --------------------------------------------------------------

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and it undertakes to perform or observe such of its covenants and obligations as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall pay over or deliver to the Holders or the Company or any other Person money or assets in compliance with the terms of this Indenture. Nothing in this Section 10.12 shall affect the obligation of any Person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their Representative.

Section 10.13   Relationship to Senior Subordinated Notes.
                -----------------------------------------

         The Notes are pari passu with the Company's 5% Senior Subordinated Convertible Notes due November 30, 2002.

                                   ARTICLE XI
                                  MISCELLANEOUS

Section 11.01   TIA Controls.
                ------------

         If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.02   Notices.
                -------

         (a) Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, or overnight courier addressed as follows:

                      if to the Company:

                      CellStar Corporation
                      1730 Briercroft Court
                      Carrollton, Texas 75006
                      Attention:  General Counsel
                      Fax: 972-466-5030

                      with a copy to:

                      Haynes and Boone, LLP
                      901 Main Street, Suite 3100
                      Dallas, Texas 75202
                      Attention:  William R. Hays, III
                      Fax: 214-200-0467

                      if to the Trustee:

                      The Bank of New York
                      Attention: ______________________
                      Fax: ________________

         Each of the Company and the Trustee by written notice to each other may designate additional or different addresses for notices. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; five (5) calendar days after mailing, if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         (b) Any notice or communication mailed to a Holder, including any notice delivered in connection with TIA (S)310(b), TIA (S)313(c), TIA (S)314(a) and TIA (S)315(b) shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

         (c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 11.03   Communications by Holders with Other Holders.
                --------------------------------------------

         Holders may communicate pursuant to TIA (S)312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA
(S)312(c).

Section 11.04   Certificate and Opinion as to Conditions Precedent.
                --------------------------------------------------

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

         (a) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel (in form and reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.05   Statements Required in Certificate or Opinion.
                ---------------------------------------------

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (a) a statement that the person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however,
                                                           --------  -------
that, with respect to certain matters of fact not involving any legal conclusion, an Opinion of Counsel may, upon the consent of the parties relying on such opinion, rely on an Officers' Certificate or certificates of public officials.

Section 11.06   Rules by Trustee, Paying Agent, Registrar.
                -----------------------------------------

         The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for its functions.

Section 11.07   Legal Holidays.
                --------------

         If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.08   Governing Law.
                -------------

         THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES HERETO AGREE TO IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OR THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

Section 11.09   No Adverse Interpretation of Other Agreements.
                ---------------------------------------------

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries, except to the extent necessary to interpret the meanings of provisions or defined terms specifically incorporated by reference. Any such indenture, loan or debt agreement may not be used to interpret this Indenture, except to the extent necessary to interpret the meanings of provisions or defined terms specifically incorporated by reference.

Section 11.10   No Recourse Against Others.
                --------------------------

         A director, officer, employee, stockholder or Affiliate, as such, of the Company and each of its Subsidiaries shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 11.11   Successors.
                ----------

         All agreements of the Company in this Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

Section 11.12   Counterparts.
                ------------

         This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be and original and all of which taken together shall constitute one and the same agreement.

Section 11.13   Severability.
                ------------

         In case any provision in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; it being intended that all of the provisions hereof shall be enforceable to the full extent of the law.

Section 11.14   Table of Contents, Headings. Etc.
                --------------------------------

         The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.



                                     CELLSTAR CORPORATION, as Issuer



                                     By:_____________________________
                                           Name:
                                           Title:




                                     The Bank of New York, as Trustee




                                     By:_____________________________
                                           Name:
                                           Title:

                                                                       Exhibit A

THIS NOTE IS SUBORDINATED TO THE PRIOR PAYMENT IN CASH OF ALL SENIOR INDEBTEDNESS, AS DEFINED IN THAT CERTAIN INDENTURE DATED AS OF [___], 2001, AS THE SAME MAY BE AMENDED FROM TIME TO TIME IN THE MANNER PROVIDED IN THE INDENTURE.

                              CELLSTAR CORPORATION

                12% SENIOR SUBORDINATED PROMISSORY NOTE DUE 2007

$[________]                                                   New York, New York
                                                                [________], 2002

               FOR VALUE RECEIVED, the undersigned, CELLSTAR CORPORATION, a Delaware corporation (the "Borrower," which term includes any successor entity), hereby promises to pay to the order of [__________] (together with its registered assigns, the "Holder"), the principal sum of [__________ Dollars ($__________)] on [________], 2007 (the "Maturity Date"), with interest thereon from time to time as provided herein.

               Interest Payment Dates:              August 15 and February 15
               Record Dates:                        August 1 and February 1

               Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

               IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                           CELLSTAR CORPORATION


                                           By:  ________________________
                                                Name:
                                                Title:
Attest:

By:  _______________________
     Name:
     Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

               This is one of the Notes in the within-mentioned Indenture.

                                           [_______________], as Trustee

                                           By:  _____________________________
                                                Authorized Signatory

                            [FORM OF REVERSE OF NOTE]

                              CELLSTAR CORPORATION

                12% SENIOR SUBORDINATED PROMISSORY NOTE DUE 2007

          Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture, dated as of [________] (the "Indenture"), as amended from time to time, by and between CellStar Corporation, a Delaware corporation (the "Company"), and The Bank of New York, as trustee (the "Trustee").

          1.   Interest.
               --------

          The Company promises to pay interest on the unpaid principal amount of this Note at a rate of twelve percent (12%) per annum (the "Interest Rate") commencing on the date hereof. The Company will pay interest semi-annually in arrears on August 15, 2002 and February 15 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (the "Interest Payment Date"), commencing August 15. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing
                           --------  -------
Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Interest shall accrue with respect to principal on this Note to, but not including the date of repayment of such principal; provided, however, that if
                                                   --------  -------
payment to the Paying Agent occurs after 10:00 a.m., New York City time, interest shall be deemed to accrue until the following Business Day. On each Interest Payment Date, interest on the Notes will be paid for the immediately preceding accrual period. Any accrued and unpaid interest outstanding on the Maturity Date shall be paid on the Maturity Date concurrently with payment of the Principal.

          To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue Principal, if any, at a rate equal to the sum of the Interest Rate and an additional two percent (2%) per annum (such sum being referred to herein as the "Default Rate"), compounded semiannually; and (ii) overdue installments of interest, if any (without regard to any applicable grace period) at the Default Rate, compounded semiannually. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2.   Method of Payment.
               -----------------

          The Company shall pay interest on the Notes to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Interest on the Notes shall be paid on the Interest Payment Dates and on the Maturity Date in cash. Except as set forth in the Indenture, Holders must surrender Notes to the Paying Agent to collect principal payments. The Principal on the Notes shall be paid on the Maturity Date in cash. The Notes will be payable as to Principal and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their addresses set forth in the register of Holders. If this Note is a Global Note, all payments in respect of this Note will be made to the Depository or its nominee in immediately available funds in accordance with customary procedures established from time to time by the Depository.

          3.   Paying Agent and Registrar.
               --------------------------

          Initially, the Trustee under the Indenture will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Registrar.

          4.   Indenture.
               ---------

          The Company issued the Notes under an Indenture, dated as of [________, 2002] (the "Indenture"), between the Company and the Trustee. This
Note is one of a duly authorized issue of Notes of the Company designated as its 12% Senior Subordinated Notes Due 2007 (the "Notes"). Each Holder, by accepting the Notes, agrees to be bound by all the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are unsecured obligations of the Company limited (except as otherwise provided in the Indenture) in aggregate principal amount to Sixty Million One Hundred Forty-Two Thousand Dollars ($60,142,000) plus amounts, if any, sufficient to pay interest and premium, if any, on outstanding Notes as set forth in Paragraph 2 hereof.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: CellStar Corporation, 1730 Briercroft Court, Carrollton, Texas 75006, Attn.: General Counsel.

          5.   Optional Redemption.
               -------------------

          On and after the date hereof, the Notes may be redeemed, at the option of the Company, in whole dollar amounts of at least One Thousand Dollars ($1,000) of principal at a redemption price equal to one hundred percent (100%) of the principal amount thereof, plus accrued interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Record Dates to receive interest due on an Interest Payment Date). The Company may at any time or from time to time purchase Notes from Holders in market transactions and such purchases shall not be considered redemptions.

          If the Redemption Date is subsequent to a Record Date with respect to any Interest Payment Date and on or prior to such Interest Payment Date, then such accrued interest, if any, will be paid to the person in whose name such Notes are registered at the close of business on such Record Date and no other interest will be payable thereon. In the event of a partial redemption, the Trustee will select the Notes to be redeemed pro rata or by such manner as the Trustee deems fair to the Holders of the Notes. In the event of any conflict between the Note and the Indenture, the Indenture shall govern.

          6.   Notice of Redemption.
               --------------------

          Notice of redemption will be mailed by first class mail at least thirty (30) days but not more than sixty (60) days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than One Thousand Dollars ($1,000) may be redeemed in part but only in multiples of One Thousand Dollars ($1,000).

          Except as set forth in the Indenture, from and after any Redemption Date, if on such Redemption Date the Paying Agent holds U.S. Legal Tender sufficient for the redemption of the Notes called for redemption on such Redemption Date, then, unless the Company defaults in the payment of the Redemption Price or the Paying Agent is otherwise prohibited from paying the Redemption Price, the Notes called for redemption will cease to bear interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price.

          7.   Offers to Purchase.
               ------------------

          If there is a Change of Control, the Company will be required to offer to purchase all Notes at the price equal to one hundred one percent (101%) of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. Holders of Notes that are subject to an offer to purchase will receive an offer to purchase from the Company prior to any related purchase date, and may elect to have such Notes purchased as set forth in the Indenture.

          If the Company consummates any Asset Sale, the Company may be required to utilize certain of the Net Asset Sale Proceeds received from such Asset Sale, to fund an offer to redeem Notes at the price equal to one hundred percent (100%) of the principal amount thereof, plus accrued and unpaid interest to the date of redemption. Holders of Notes which are the subject of an offer to redeem will receive an offer to redeem from the Company prior to any related purchase date, and may elect to have such Notes redeemed as set forth in the Indenture.

          8.   Subordination.
               -------------

          The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (i) agrees to and shall be bound by such provisions; (ii) authorized and directs the Trustee, on behalf of such holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture; and
(iii) appoints the Trustee attorney-in-fact of such Holder for such purpose.

          9.   Denominations; Transfer; Exchange.
               ---------------------------------

               The Notes are in registered form, without coupons, in denominations of One Thousand Dollars ($1,000) and integral multiples of One Thousand Dollars ($1,000). A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain taxes or similar governmental charges required by law and as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption. No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of fifteen (15) days before a selection of Notes to be redeemed.

          10.  Discharge Prior to Redemption or Maturity; Defeasance.
               -----------------------------------------------------

               The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of U.S. Legal Tender sufficient to pay when due Principal of and interest, if any, on the Notes to maturity or redemption, as the case may be.

               The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (i) the entire Indebtedness of the Company on this Note or (ii) certain restrictive covenants and the Defaults and Events of Default related thereto, in each case upon compliance by the Company with certain conditions set forth therein.

          11.  Amendment; Supplement; Waiver.
               -----------------------------

               Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Required Holders. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, cure among other things, any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with Article V of the Indenture or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Note.

          12.  Restrictive Covenants.
               ---------------------

               The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to incur additional Indebtedness, transfer or sell assets, pay dividends, make certain other Restricted Payments and Investments, create Liens or enter into transactions with Affiliates and mergers. The Company must report quarterly to the Trustee on compliance with such limitations.

          13.  Defaults and Remedies.
               ---------------------

               If an Event of Default occurs and is continuing, the Trustee or the Holders of at least twenty-five percent (25%) in the aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, the Required Holders to direct the Trustee in its exercise of any trust or power.

          14.  Trustee Dealings with Company.
               -----------------------------

               Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates, as if it were not the Trustee.

          15.  No Recourse Against Others.
               --------------------------

               A stockholder, director, officer, employee or Affiliate, as such, of the Company or any of its Subsidiaries shall not have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation, including with respect to any certificates delivered hereunder or thereunder from any such person. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          16.  Authentication.
               --------------

               This Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Note.

          17.  Governing Law.
               -------------

               The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York without regard to principles of conflicts of laws.

          18.  Abbreviations and Defined Terms.
               -------------------------------

               Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          19.  CUSIP Numbers.
               -------------

               Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company may cause CUSIP numbers to be printed on the Notes immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          20.  Successors.
               ----------

               When a successor assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of
Article V of the Indenture, the predecessor will be released from those obligations.

          21.  Unclaimed Money.
               ---------------

               If money for the payment of Principal or interest remains unclaimed for two (2) years, the Trustee or Paying Agent shall return the money to the Company upon its request. After that, all liability of the Trustee and Paying Agent with respect to such money shall cease and Holders entitled to money must look to the Company for payment.

               IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.



                                  CELLSTAR CORPORATION


                                  By:
                                     -----------------------------------
                                     Name:
                                     Title:

                              [FORM OF ASSIGNMENT]

I or we assign this Note to

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
             (Print or type name, address and zip code of assignee)

Please insert Social Security or other identifying number of assignee
_______________________________

and irrevocably appoint ___________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for it.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to (x) the date which is two years after the date the undersigned acquired such Notes, and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date"), if the undersigned is an affiliate of the Company, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that such Notes are being transferred:

                    CHECK ONE BOX BELOW

(1)  [_]  to the Company; or

(2) [_] pursuant to a registration statement which has been declared effective under the Securities Act; or

(3)  [_]  pursuant to and in compliance with Rule 144A under the Securities Act;
          or

(4) [_] pursuant to and in compliance with Regulation S under the Securities Act; or

(5) [_] to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Company and the Trustee the Transferee Certificate in the form attached as Exhibit C to the Indenture (such Transferee Certificate can be obtained from the Trustee); or

(6) [_] pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4), (5) or (6)
                           --------  -------
is checked, the Company and the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such opinions of counsel, certifications and/or other information satisfactory to each of them to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.06 of the Indenture shall have been satisfied.

Dated:_______________      Signed:______________________________________________
                             (Sign exactly as your name appears on the front of
this Note)
Signature Guarantee:___________________________________________________________

                    NOTICE: Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Bond Registrar which requirements will include membership or participation in the Securities Transfer Agents Medallion Program or such other "signature guarantee program" as may be determined by the Bond Registrar in addition to, or in substitution for, the Securities Transfer Agents Medallion Program, all in accordance with the Securities Exchange Act of 1934, as amended.

                      [FORM OF LEGEND FOR BOOK-ENTRY NOTES]

     Any Global Note authenticated and delivered hereunder shall bear a legend in substantially the following form:

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.